FIRST AMENDED
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

Bluestar Health, Inc.
(Name of Registrant as Specified In Its Charter)

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Bluestar Health, Inc.
19901 Southwest Freeway, Suite 209
Sugar Land, TX, 77479

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [_______], 2006

TO OUR SHAREHOLDERS:

You are cordially invited to attend a Special Meeting of the Shareholders of Bluestar Health, Inc. (the “Company”) to be held on [___________], 2006 at 10:00 AM, Central Standard Time, at the offices of the Company located at 19901 Southwest Freeway, Suite 209, Sugar Land, Texas, to consider and act upon the following proposals, as described in the accompanying Information Statement:

1.	The amendment to the Articles of Incorporation of the Company to increase the authorized common stock from 40,000,000 shares, par value $0.001, to 100,000,000 shares, par value $0.001;
2.	The amendment to the Articles of Incorporation of the Company to change the Company’s name to Gold Leaf Homes, Inc.; and
3.	The amendment to the Articles of Incorporation of the Company to provide for shareholder action without a meeting by majority written consent.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on [_______, _________], 2006, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

By Order of the Board of Directors

Tom Redmon, President

[_______], 2006
Sugar Land, Texas

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Bluestar Health, Inc., a Colorado corporation (the “Company”) in connection with the upcoming Special Meeting of its shareholders. This Information Statement is being first sent to stockholders on or about [___________], 2006.

Proposals

The following proposals are being presented at the meeting (the “Proposals”):

1.	The amendment to the Articles of Incorporation of the Company to increase the authorized common stock from 40,000,000 shares, par value $0.001, to 100,000,000 shares, par value $0.001;
2.	The amendment to the Articles of Incorporation of the Company to change the Company’s name to Gold Leaf Home, Inc.; and
3.	The amendment to the Articles of Incorporation of the Company to provide for shareholder action without a meeting by majority written consent.

Vote Required

The vote which is required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share held. Because a majority of the Company’s voting stock is held by one (1) shareholder, its sole officer and director, the Proposals are expected to be approved without the necessity of proxies, and abstentions and broker non-votes will not need to be counted.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on [__________], 2006 (the “Record Date”). The Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals on [_________]. As of the Record Date, the Company had outstanding [____________] shares of common stock, and no shares of preferred stock were issued or outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone number (303) 262-0600.

Sections 7-110-103 and 7-107-206 of the Colorado Business Corporation Act

Sections 7-110-103 and 7-107-206 of the Colorado Business Corporation Act (the “Colorado Law”) provides that an amendment to the Company’s Articles of Incorporation shall be recommended by the Board of Directors of the Company to its shareholders, and that approval of a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation.

Pursuant to Section 7-110-103 of the Colorado Law, the Company is required to provide notice to each shareholder entitled to vote on the amendment of the shareholders’ meeting at which the amendment will be voted upon. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Colorado Law are afforded to the Company’s stockholders as a result of the approval of the Proposals.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The amendment to increase the authorized common stock of the Company is necessary in order to have sufficient authorized common stock to issue 11,750,504 shares of the Company’s common stock to Gold Leaf Homes, Inc., a Texas corporation (“Gold Leaf”), controlled by Tom Redmon, the Company’s sole officer and director, pursuant to that certain Asset Purchase Agreement dated February 13, 2006 (the “Agreement”).

PROPOSAL ONE
AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

General

On [___________], 2006, the Board of Directors approved, subject to stockholder approval, the amendment to the Articles of Incorporation of the Company to increase the authorized common stock from 40,000,000 shares, par value $0.001, to 100,000,000 shares, par value $0.001 (the “Amendment”).

The Amendment

Increase the Authorized Common Stock

On [___________], 2006, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the amendment to Article 5 of the Company’s Articles of Incorporation to effectuate an increase in the authorized common stock from 40,000,000 shares with a par value of $0.001 to 100,000,000 shares with a par value of $0.001.

The Board of Directors of the Company believes that it is advisable and in the Company’s best interest to increase the authorized common stock in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs and to have sufficient authorized common stock to issue 11,750,504 shares of the Company’s common stock to Gold Leaf (the “Gold Leaf Issuance”), pursuant to the Agreement. Under the Agreement, the Company was obligated to issue 37,000,000 shares of the Company’s common stock to Gold Leaf, but could only issue 25,499,496 because the Company’s authorized common stock was too low. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 40,000,000 to 100,000,000 shares. This step is necessary, in the judgment of the Board of Directors, in order to (i) complete the Gold Leaf Issuance, (ii) raise additional capital and (iii) carry out the Company’s business objectives.

Certain Matters Related to the Amendment Proposal

The Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Colorado Secretary of State and the effective date of the Amendment is anticipated to be on or about [15 days after meeting], 2006.

Authorization or Issuance of Securities Otherwise than for Exchange

Title and Amount of Securities to be authorized or Issued

The Company will increase its authorized common stock from 40,000,000 shares with a par value of $0.001 to 100,000,000 shares with a par value of $0.001, an increase of 60,000,000 shares.

Information Required by Item 202 of Regulation S-B

This information is omitted because the securities are additional shares of common stock of a class outstanding.

Reason for the Authorization and General Effect Thereof Upon the Rights of Existing Security Holders

There are various reasons for increasing the authorized common stock of the Company. These reasons include, among others, consummating the Gold Leaf Issuance, raising additional capital and carrying out the Company’s future business objectives.

Pursuant to the terms of the Agreement, the Company must exchange 37,000,000 shares of the Company’s common stock for substantially all of the assets of Gold Leaf. Under the Agreement, 25,499,496 shares have already been issued to Gold Leaf. Currently, the Company has 40,000,000 shares of common stock authorized and 40,000,000 shares issued and outstanding. As such, the Company has no shares of common stock available to complete the Gold Leaf Issuance. Because the Company requires an additional 11,750,504 shares in order to complete the Gold Leaf Issuance, its authorized common stock must be increased.

Moreover, the Company’s authorized common stock must be increased so the Company will have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing.

The Board of Directors of the Company does not currently plan to issue stock other than in the Gold Leaf Issuance.

The increase in the Company’s authorized common stock from 40,000,000 shares to 100,000,000 shares has important potential dilutive and anti-takeover ramifications because the Company will have an additional 60,000,000 shares of common stock available for issuance. As such, there can be no assurance that Bluestar Shareholders will not experience, immediately, or at any time, dilution in the value of their shares of common stock as a result of additional issuances of common stock. In addition, greatly increasing the amount of the Company’s authorized common stock can be used as a takeover defense against hostile takeovers. For example, if an unfriendly acquirer begins acquiring shares of the Company’s common stock, the Company may issue a large percentage of the Company’s authorized but unissued common stock to other investors/shareholders, thus diluting the potential acquirer’s stake in the Company, and making a hostile takeover considerably more expensive.

Information Required by Item 13(a) of Schedule 14A

This information is located in the Form 10-KSB for the fiscal year ended September 30, 2005, filed on February 2, 2006, attached hereto as Exhibit B and made a part hereof.

PROPOSAL TWO
THE NAME CHANGE AMENDMENT

General

On [___________], 2006, the Board of Directors approved, subject to stockholder approval, the amendment to the Articles of Incorporation of the Company to change the Company’s name to Gold Leaf Homes, Inc. (the “Name Change Amendment”).

The Name Change Amendment

Name Change

On [___________], 2006, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the proposed amendment to Article 1 of the Company’s Articles of Incorporation to change the name of the Company to Gold Leaf Homes, Inc.

The Board of Directors believes that it is advisable and in the Company’s best interests to change the name in order to more accurately reflect changes in the Company’s business focus.

Certain Matters Related to the Name Change Amendment Proposal

The Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Colorado Secretary of State and the effective date of the Name Change Amendment is anticipated to be on or about [15 days after meeting], 2006.

PROPOSAL THREE
SHAREHOLDER ACTION WITHOUT A MEETING

General

On [___________], 2006, the Board of Directors approved, subject to stockholder approval, the amendment to the Articles of Incorporation of the Company to provide for shareholder action without a meeting by majority written consent. (the “Shareholder Action Amendment”).

The Shareholder Action Amendment

Shareholder Action

On [___________], 2006, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the proposed addition of Article XV to the Company’s Articles of Incorporation to provide for shareholder action without a meeting by majority written consent.

Currently, Section 7-107-104 of the Colorado Law provides that unless the articles of incorporation require such action to be taken at a shareholders’ meeting, any action required or permitted by articles 101 to 117 of the Colorado Law to be taken at a shareholders’ meeting may be taken without a meeting if it is expressly provided for in the articles of incorporation that the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. The Board of Directors believes that it is advisable and in the Company’s best interests to provide for shareholder action without a meeting by majority written consent to furnish shareholders with a more efficient and timely process by which to take shareholder action.

Certain Matters Related to the Name Change Amendment Proposal

The Shareholder Action Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Colorado Secretary of State and the effective date of the Shareholder Action Amendment is anticipated to be on or about [15 days after meeting], 2006.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of [___________], 2006, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock
Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (4)

Common Stock	Tom Redmon (3)	25,499,496	63.7%	72.0%

Common Stock	Alfred Oglesby	9,280,000	23.2%	17.9%

Common Stock	All Officers and Directors as a Group (1 Person)	25,499,496	63.7%	72.0%

(1)
Unless otherwise indicated, based on 40,000,000 shares of common stock outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Unless otherwise indicated, the address of each director is c/o Bluestar Health, Inc., 19901 Southwest Freeway, Suite 209, Sugar Land, Texas 77479.

(3)	Indicates a Director of the Company.

(4)
After the increase in our authorized common stock, Tom Redmon will be issued an additional 11,750,504 shares which he is due under the Asset Purchase Agreement dated February 13, 2006. Following the issuance, Mr. Redmon will be the beneficial owner of 37,250,000 shares.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding. There are no known current arrangements that will result in a change in control.

EXHIBITS

Exhibit	Exhibit Name

A	Articles of Amendment to the Articles of Incorporation of Bluestar Health, Inc.

B	Form 10-KSB for the fiscal year ended September 30, 2005 (Previously filed on February 2, 2006).

C	Form 10-QSB for the quarter ended December 31, 2005 (Previously filed on February 21, 2006).

By order of the Board of Directors

Tom Redmon, President

[________], 2006
Sugar Land, Texas

Exhibit A
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
BLUESTAR HEALTH, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Bluestar Health, Inc.

SECOND: The following amendments were approved by unanimous vote of the Board of Directors on [______], 2006, and a majority vote of the stockholders on [___________], 2006. The number of shares voted for the amendment was sufficient for approval:

ARTICLE I - NAME shall be amended and restated to read as follows:

“ARTICLE I

NAME

The name of the Corporation is Gold Leaf Homes, Inc.”

ARTICLE V - CAPITAL shall be amended and restated to read as follows:

“ARTICLE V

CAPITAL

(a)   The aggregate number of shares of common stock which the corporation shall have the authority to issue is one hundred million (100,000,000) shares with $0.001 par value which shall be designated as common stock. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

(b)   The aggregate number of shares of preferred stock which the corporation shall have authority to issue is ten million (10,000,000) shares of preferred stock with a par value of $0.01. No share of preferred stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

(c)   The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Colorado law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Colorado law.”

A - 1

ARTICLE XV - ACTION WITHOUT MEETING shall be added as follows:

“ARTICLE XV

ACTION WITHOUT MEETING

Any action required or permitted by articles 101 to 117 of Title 7 of the Colorado Revised Statutes to be taken at a shareholders’ meeting may be taken without a meeting by shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.”

THIRD: The effective date of these amendments shall be [________], 2006.

The undersigned hereby certify that they have on this [__]th day of [_____], 2006 executed these Articles of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Colorado.

Tom Redmon, President and Secretary